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For Release: May 5, 1999
Contact: Robert Murray
         615/316-5270

Nashville, TN--MagneTek, Inc. (NYSE:MAG) today reported that Ronald N. Hoge has resigned as president and chief executive officer to pursue other interests. Company chairman Andrew G. Galef will assume Mr. Hoge's duties as CEO. No new president was named at this time.

     Mr. Hoge stated that his three years with MagneTek have been stimulating and rewarding, and actions taken during that period should result in future benefits to the company.

     MagneTek manufactures integrated electrical products*, including electric motors, variable-speed drives, power supplies and lighting products for a wide range of commercial and industrial applications. The company reported sales of $1.2 billion for its fiscal year ended June 30, 1998.



*Integrated electrical products combine magnetic and electronic components for optimum performance in defined applications. Performance characteristics include product size and weight, energy efficiency, power quality, controllability and cost.